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                                                                   EXHIBIT 10.01
                         EXECUTIVE EMPLOYMENT AGREEMENT

         This Executive Employment Agreement (hereafter referred to as this "Agreement") is made by and between Point Therapeutics, Inc, a Delaware corporation, (the "Company") and Michael P. Duffy, Esq. (the "Executive") as of the 28th day of May, 2002 (the "Effective Date").

         WHEREAS, subject to the terms and conditions hereinafter set forth, the Company wishes to employ the Executive as Senior Vice President, General Counsel and Secretary to the Board of Directors of the Company (the "Board") and the Executive wishes to accept such employment;

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, terms, provisions and conditions set forth in this Agreement, the parties hereby agree:

         1. Employment. Subject to the terms and conditions set forth in this Agreement, the Company hereby offers to employ the Executive and the Executive hereby accepts employment with the Company.

         2. Term. Subject to earlier termination as hereafter provided, the Executive's employment hereunder shall be for a term of three (3) years, commencing on the Effective Date, and shall automatically be extended thereafter for successive terms of one year each. The term of this Agreement, as from time to time extended, is hereafter referred to as "the term of this Agreement" or "the term hereof."

         3.  Capacity and Performance.

             (a) During the term hereof, the Executive shall serve the Company as its General Counsel and as Senior Vice President and Secretary to the Board. In addition, and without further compensation, the Executive shall serve as a director and/or officer of one or more of the Company's Affiliates if so elected or appointed from time to time.

             (b) From the effective date hereof until September 9, 2002, during the term hereof, the Executive shall provide services hereunder three business days per week. Thereafter, during the term hereof, the Executive shall be employed by the Company on a full-time basis.

             (c) During the term hereof, the Executive shall perform the duties and responsibilities of his positions and such other duties and responsibilities on behalf of the Company and its Affiliates, reasonably consistent with his positions, as may be designated from time to time by the President and Chief Executive Officer (the "President and CEO") or the Board. Without limiting the generality of the foregoing, the Executive, subject to the direction and control of the President and CEO and the Board, shall be responsible for (i) managing all outside legal engagements and relationships with various law offices; (ii) providing legal support

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and guidance to the Vice President, Research, for the management of the
Company's intellectual property; (iii) assisting the Company in completing all filings required by the U.S. Securities and Exchange Commission (the "SEC") and the establishment of an internal program to ensure that the Company complies with all SEC rules and regulations; (iv) assisting in the development and implementation of optimal business development strategies; and (iv) providing legal support for corporate and legal activities related to business activities of the Company.

             (c) During the term hereof, the Executive shall devote his full business time (except as otherwise provided in the first sentence of Section 3(b) hereof) and his best efforts, business judgment, skill and knowledge exclusively to the advancement of the business and interests of the Company and its Affiliates and to the discharge of his duties and responsibilities for them. It is agreed, however, that the provisions of this Section 3(c) shall not be violated (i) by the Executive's holding of directorships or other positions in charitable, educational or other not-for-profit organizations which do not involve continuous or substantial time commitments or (ii) by the Executive's holding of directorships or other positions with for-profit organizations with the approval of the Board or (iii) by passive personal investment activities, provided that such positions and activities are not in conflict, and do not otherwise interfere, with the Executive's duties and responsibilities to the Company and its Affiliates.

     4. Compensation and Benefits. As compensation for all services performed by the Executive under and during the term hereof:

             (a) Base Salary. From the effective date hereof through September 8, 2002, during the term hereof, the Company shall pay the Executive a base salary at the rate of One Hundred and Fourteen Thousand Dollars ($114,000) per year and thereafter during the term hereof, at the rate of One Hundred and Ninety Thousand Dollars ($190,000) per year, payable in accordance with the payroll practices of the Company for its executives. The Board, in consultation with the President and CEO, shall review the Executive's base salary annually and the base salary shall be subject to increase from time to time by the Board in its sole discretion. The Executive's base salary, as from time to time increased, is hereafter referred to as the "Base Salary."

             (b) Incentive and Bonus Compensation. If an incentive or bonus compensation program is made available to executives of the Company generally and the Executive is not then covered by any incentive or bonus compensation program, the Executive shall be entitled during the term hereof to participate in such program in accordance with the terms thereof, as such terms may be modified or amended by the Company from time to time; provided that the maximum bonus opportunity for the Executive under any such program shall be not less than thirty percent (30%) of the Base Salary; and provided further, however, that nothing contained herein shall obligate the Company to adopt or continue such an incentive or bonus compensation program. In the absence of such a program, however, the Executive shall be considered annually by the Board for a bonus of up to thirty percent (30%) of the Base Salary, based on the assessment of the Board, in consultation with the President and CEO and in its discretion, of the Executive's performance and that of the Company against appropriate and reasonably obtainable goals established annually by the Compensation Committee of the Board

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in consultation with the Executive and the President and CEO; which bonus, if any, shall be payable not later than the end of the first quarter of the fiscal year following that for which the bonus was earned. Any bonus or incentive compensation paid to the Executive shall be in addition to the Base Salary.

             (c) Stock Options. The Executive shall be granted an option to purchase106,000 shares of the common stock of the Company (the "Option") on May 28, 2002, which shares under the Option shall become exercisable as follows during the term hereof: (i) 15,900 shares of the Option shall become exercisable on May 28, 2002 and on each anniversary thereof during the term of this Agreement, through May 28, 2005 and (ii) 10,600 shares of the Option shall become exercisable on September 9, 2002 and on each anniversary thereof during the term of this Agreement, through September 9, 2005. Notwithstanding the forgoing, in the event of a Change of Control of the Company (as defined in Section 5(g)(iii) hereof) after May 28, but before September 9, 2002, all shares of the Option that would have become exercisable hereunder on May 28, 2003 or on either of the following two anniversaries of that date shall automatically vest on the date of the Change of Control. In the event of a Change of Control of the Company on or after September 9, 2002, all shares of the Option not then exercisable shall become exercisable on the date of the Change of Control. Except as otherwise expressly provided herein, the Option shall be subject to the applicable stock option grants, certificates and plans, shareholder agreements and any other restrictions or provisions generally applicable to shares purchased by Company employees, as these may be amended from time to time by the Company, (collectively referred to as the "Plan"). The Executive shall not be eligible to receive any stock options or other equity of the Company, whether under an equity incentive plan or otherwise, however, except as expressly provided in this Agreement or as otherwise expressly authorized for him individually by the Board.

             (d) Vacations. During the first year of the term hereof, the Executive shall be entitled to earn vacation at the rate of three (3) weeks per annum, pro-rated for any period of part-time service and thereafter during the term hereof, the Executive shall be entitled to earn vacation at the rate of four (4) weeks per annum, in all cases to be taken at such times and intervals as shall be determined by the Executive, subject to the reasonable business needs of the Company. Vacation shall otherwise to subject to the policies of the Company, as in effect from time to time.

             (e) Other Benefits. During the term hereof, and subject to any contribution therefor required of Company employees generally, the Executive shall be entitled to participate in any and all employee benefit plans from time to time in effect for employees of the Company generally, except to the extent such plans are in a category of benefit otherwise provided to the Executive (e.g., severance pay). Such participation shall be subject to the terms of the applicable plan documents and generally applicable Company policies. As used herein, "employee benefit plans" mean health and welfare and retirement plans which are subject to the federal Employee Retirement Income Security Act of 1974 or any successor statute, as amended.

             (f) Business Expenses. The Company shall pay or reimburse the Executive for all reasonable business expenses incurred or paid by the Executive in the performance of his

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duties and responsibilities hereunder, subject to such reasonable substantiation and documentation as may be specified by the Company from time to time.

     5. Termination of Employment and Severance Benefits. Notwithstanding the provisions of Section 2 hereof, the term of this Agreement, and the Executive's employment hereunder, shall terminate under the following circumstances:

             (a) Death. In the event of the Executive's death during the term hereof, the Executive's employment hereunder shall immediately and automatically terminate. In that event, the Company shall pay to the Executive's designated beneficiary or, if no beneficiary has been designated by the Executive, to his estate, (i) the Base Salary earned but not paid through the date of termination,
(ii) pay for any vacation time earned but not used through the date of termination, (iii) any bonus compensation awarded but unpaid on the date of termination and (iv) any business expenses incurred by the Executive but un-reimbursed on the date of termination, provided that such expenses and required substantiation and documentation are submitted within thirty (30) days of termination and that such expenses are reimbursable under Company policy (all of the foregoing, "Final Compensation"). The Company shall have no further obligation to the Executive, his heirs, executors or administrators hereunder.

             (b) Disability.

                 (i) The Company may terminate the Executive's employment hereunder, upon notice to the Executive, in the event that the Executive becomes disabled during his employment hereunder through any illness, injury, accident or condition of either a physical or psychological nature and, as a result, is unable to perform substantially all of his duties and responsibilities hereunder for one hundred and twenty (120) business days during any period of three hundred and sixty-five (365) consecutive calendar days. In the event of such termination, the Company shall have no further obligation to the Executive, other than for payment of Final Compensation.

                 (ii) The Board may designate another employee to act in the Executive's place during any period of the Executive's disability. Notwithstanding any such designation, the Executive shall continue to (A) receive the Base Salary in accordance with Section 4(a) hereof, and benefits in accordance with Section 4(e) to the extent permitted by the then-current terms of the applicable benefit plans and (B) vest in the Option in accordance with Section 4(c), until the Executive becomes eligible for disability income benefits under the Company's disability income plan or until the termination of his employment, whichever shall first occur.

                 (iii) While receiving disability income payments under the Company's disability income plan, the Executive shall not be entitled to receive any Base Salary under Section 4(a) hereof, but shall continue to
     (A) participate in Company benefit plans in accordance with Section 4(e) and the terms of such plans and (B) vest in the Option in accordance with
     Section 4(c), all until the termination of his employment.

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                 (iv)  If any question shall arise as to whether during any period the Executive is disabled through any illness, injury, accident or condition of either a physical or psychological nature so as to be unable to perform substantially all of his duties and responsibilities hereunder, the Executive may, and at the request of the Company shall, submit to a medical examination by a physician selected by mutual agreement of the Company and the Executive (or his duly appointed guardian, if any) to determine whether the Executive is so disabled and such determination shall for the purposes of this Agreement be conclusive of the issue. If such question shall arise and the Executive shall fail to reasonably cooperate in the selection of a physician or to submit to such medical examination, the Company's determination of the issue shall be binding on the Executive.

        (c) By the Company for Cause. The Company may terminate the Executive's employment hereunder for Cause at any time upon notice to the Executive; provided that, prior to such termination, the Board shall provide the Executive an initial notice setting forth in reasonable detail the nature of the Cause alleged and a reasonable opportunity for the Executive (and, at the Executive's option, his counsel) to be heard by the Board prior to its final determination as to whether or not Cause exists. The Board may elect to place the Executive on unpaid administrative leave at the time of such initial notice and pending the final determination by the Board with no additional vesting of the Option from and after the commencement of such unpaid administrative leave; provided, however, that, if Cause is not found to exist, the Executive shall be paid the Base Salary for the period of administrative leave and the Option shall be deemed to have continued to vest during such period. Only the following, as determined by the Board in its reasonable judgment, shall constitute Cause for termination:

                 (i) The Executive's willful failure to perform, or gross negligence in the performance of, his duties and responsibilities to the Company or any of its Affiliates, which failure or neglect remains uncured, continues or recurs after ten (10) business days' notice from the Board setting forth in reasonable detail the nature of such failure or neglect;

                 (ii) Commission by the Executive of a felony or other crime involving moral turpitude;

                 (iii) Fraud, embezzlement or other material dishonesty by the Executive with respect to the Company or any of its Affiliates; or

                 (iv) Material breach by the Executive of any of his obligations under Section 7, 8 or 9 hereof.

Upon termination of the Executive's employment for Cause in accordance herewith, the Company shall have no further obligation to the Executive, other than for Final Compensation.

        (d) By the Company Other than for Cause. The Company may terminate the Executive's employment hereunder other than for Cause at any time upon notice to the

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Executive. In the event of such termination, in addition to Final Compensation, the Company shall continue to pay the Executive the Base Salary for the period of twelve (12) months following the date of termination and, in lieu of continuation of the Executive's participation, or that of any of his eligible dependents, in any of the Company's employee benefit plans following termination of his employment, shall provide the Executive a single lump sum payment in the amount of Twenty-Five Thousand Dollars ($25,000). Base Salary to which the Executive is entitled hereunder shall be payable in accordance with the normal payroll practices of the Company and shall begin at the Company's next regular payroll period following the date of termination. The lump sum payment to which the Executive is entitled hereunder shall be paid at the Company's next regular payday following the date of termination.

        (e) By the Executive for Good Reason. The Executive may terminate his employment hereunder for Good Reason, upon notice to the Company setting forth in reasonable detail the nature of such Good Reason. The following shall constitute Good Reason for termination by the Executive:

                 (i) Failure of the Company to continue the Executive in the positions of General Counsel, Senior Vice President and Secretary to the Board;

                 (ii) Material diminution or other material adverse change in the nature or scope of the Executive's responsibilities, duties or authority which remains uncured, continues or recurs after ten (10) business days' notice from the Executive setting forth in reasonable detail the nature of such diminution or change; or

                 (iii) Material failure of the Company to provide the Executive the Base Salary and other compensation and benefits in accordance with the terms of Section 4 hereof, other than any inadvertent failure which is cured within ten (10) business days following notice from the Executive setting forth in reasonable detail the nature of such failure.

In the event of termination for Good Reason in accordance with this Section 5(e), in addition to Final Compensation, the Company shall continue to pay the Executive the Base Salary for the period of twelve (12) months following the date of termination and, in lieu of continuation of the Executive's participation, or that of any of his eligible dependents, in any of the Company's employee benefit plans following termination of his employment, shall provide the Executive a single lump sum payment in the amount of Twenty-Five Thousand Dollars ($25,000). Base Salary to which the Executive is entitled hereunder shall be payable in accordance with the normal payroll practices of the Company and will begin at the Company's next regular payroll period following the date of termination. The lump sum payment to which the Executive is entitled hereunder shall be paid at the Company's next regular payday following the date of termination.

        (f) By the Executive Other than for Good Reason. The Executive may terminate his employment hereunder at any time upon sixty (60) days' notice to the Company. In the event of termination by the Executive pursuant to this
Section 5(f), the Board may elect to

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waive the period of notice, or any portion thereof, and, if the Board so elects, the Company shall pay the Executive the Base Salary for the notice period (or for any remaining portion of the period).

        (g)      Upon a Change of Control.

                 (i) If a Change of Control occurs and, within two years following such Change of Control, the Company terminates the Executive's employment other than for Cause, or the Executive terminates his employment for Good Reason, then, in lieu of any payments to the Executive under
     Section 5(c) or 5(d) hereof, the Company (A) shall pay the Executive, within ten (10) business days following the date his employment terminates, a lump sum payment equal to one and one-half times the sum of the Base Salary at the rate in effect on the date of termination and the amount of any incentive and bonus compensation paid to him pursuant to Section 4(b) hereof during the preceding twelve (12) months and (B) in lieu of continuation of the Executive's participation, or that of any of his eligible dependents, in any of the Company's employee benefit plans following termination of his employment, shall provide the Executive a single lump sum payment in the amount of Thirty-Seven Thousand, Five Hundred Dollars ($37,500).

                 (ii) In the event that payments or other benefits to which the Executive is entitled under this Agreement constitute an "excess parachute payment" as that term is defined in Section 280G of the Internal Revenue Code of 1986, or any successor provision, to the extent any agreement by, or policy of, the Company is put in place to address possible excess parachute payments for any other senior executive (a "Parachute Arrangement"), Executive shall have a similar arrangement, the terms and conditions of which shall be no less favorable to the Executive than the terms and conditions of such Parachute Arrangement.

                 (iii) "Change of Control" means the occurrence after the Effective Date of one of the following: (A) any "Person," as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than the Company or one of its Affiliates or any trustee or other fiduciary holding securities under an employee benefit plan or other employee plan of the Company or one of its Affiliates, becomes a beneficial owner (within the meaning of Rule 13d-3, as amended, as promulgated under the Exchange Act), directly or indirectly, in one or a series of transactions, of securities representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities; (B) during any period of two consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a Person, as hereinabove defined, who has entered into an agreement with the Company to effect a transaction described in clause (A), (C) or (D) of this Section 5(g)(iii)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to

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     constitute at least a majority thereof; or (C) there occurs a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (D) the stockholders of the Company approve a plan of a complete liquidation of the Company; or (E) there occurs a closing of a sale or other disposition by the Company of all or substantially all of the assets of the Company other than to one or more of the Company's Affiliates or any trustee or other fiduciary holding securities under an employee benefit plan or other employee plan of the Company or any of its Affiliates.

                 (iv) The Company shall promptly reimburse the Executive for the amount of all reasonable attorneys' fees and expenses incurred by the Executive in seeking to obtain or enforce any right or benefit provided the Executive under this Section 5(g).

     6. Effect of Termination. The provisions of this Section 6 shall apply to any termination of this Agreement, pursuant to Section 5 or otherwise.

          (a) Payment by the Company of any Final Compensation, Base Salary, incentive or bonus compensation and any lump sum payment in lieu of benefits that is due the Executive in each case in accordance with the applicable termination provision of Section 5 shall constitute the entire obligation of the Company to the Executive.

          (b) Except for any right that the Executive may have to continue his coverage and that of his eligible dependents at his cost under the Company's group health and dental plans through the federal law known as "COBRA" or any successor law, benefits shall terminate pursuant to the terms of the applicable employee benefit plans based on the date of termination of the Executive's employment without regard to any continuation of Base Salary or other payment to the Executive following such date of termination.

          (c) Provisions of this Agreement shall survive any termination if so provided herein or if necessary or desirable to accomplish the purposes of other surviving provisions, including without limitation the obligations of the Executive under Sections 7, 8 and 9 hereof. The obligation of the Company to make payments to or on behalf of the Executive under Section 5(d), 5(e) or 5(g) hereof is expressly conditioned upon the Executive's continued full performance of his obligations under Sections 7, 8 and 9 hereof. The Executive recognizes that, except as expressly provided in Section 5(d), 5(e) or 5(g), no compensation is earned after termination of employment.

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     7.   Confidential Information.

          (a) The Executive acknowledges that the Company and its Affiliates continually develop Confidential Information; that the Executive may develop Confidential Information for the Company or its Affiliates; and that the Executive may learn of Confidential Information during the course of employment. The Executive shall comply with the policies and procedures of the Company and its Affiliates for protecting Confidential Information and shall not disclose to any Person or use, other than as required by applicable law or for the proper performance of his duties and responsibilities to the Company and its Affiliates, any Confidential Information obtained by the Executive incident to his employment or other associations with the Company or any of its Affiliates. The Executive understands that this restriction shall continue to apply after his employment terminates, regardless of the reason for such termination.

          (b) All documents, records, tapes and other media of every kind and description relating to the business, present or otherwise, of the Company or its Affiliates and any copies, in whole or in part, thereof (the "Documents"), whether or not prepared by the Executive, shall be the sole and exclusive property of the Company and its Affiliates. The Executive shall safeguard all Documents and shall surrender to the Company at the time his employment terminates, or at such earlier time or times as the Board or its designee may specify, all Documents then in the Executive's possession or control.

     8.   Assignment of Rights to Intellectual Property.

          (a) The Executive agrees to maintain accurate and complete contemporaneous records of, and to immediately and fully disclose and deliver to the Company, all Intellectual Property, as hereafter defined.

          (b) The Executive hereby represents and warrants that all of the Products resulting from his work for the Company shall be original and shall not infringe the rights of any third party, including without limitation intellectual property rights, such as rights pertaining to patents, trademarks, copyrights and trade secrets.

          (c) The Executive hereby assigns and agrees in the future to assign to the Company (or as otherwise directed by the Company) his full right, title and interest in and to all Intellectual Property. The Executive agrees to provide, at the Company's request, all further cooperation which the Company determines is necessary or desirable to accomplish the complete transfer of the Intellectual Property and all associated rights to the Company, its successors, assigns and nominees, and to ensure the Company the full enjoyment of the Intellectual Property, including without limitation executing further applications both domestic and foreign, specifications, oaths, assignments, consents, releases, government communications and other commercially reasonable documentation, responding to corporate diligence inquiries and providing good faith testimony by affidavit, declaration, deposition, in-person or other proper means, in support of any effort by the Company to establish, perfect, defend, or otherwise enjoy, in this or any foreign country, its rights acquired pursuant to this Agreement through prosecution of governmental filings, regulatory proceedings, litigation or other means.

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          (d) To the extent that the Executive cannot assign and transfer any of his full right, title, and interest in the Intellectual Property then the Executive hereby grants the Company and its Affiliates an irrevocable, worldwide, fully paid-up, royalty-free, exclusive license, with the right to sublicense through multiple tiers, to make, use, sell, improve, reproduce, distribute, perform, display, transmit, manipulate in any manner, create derivative works based upon, and otherwise exploit or utilize in any manner the Intellectual Property. The Executive will not charge the Company for time spent in complying with any of his obligations under this Section 8. All copyrightable works constituting Intellectual Property that the Executive creates shall be considered "work made for hire."

     9. Restricted Activities. The Executive agrees that some restrictions on his activities during and after his employment are necessary to protect the goodwill, Confidential Information and other legitimate interests of the Company and its Affiliates:

          (a) While the Executive is employed by the Company and for twenty-four
(24) months after his employment terminates (the "Non-Competition Period"), the Executive shall not, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, compete with the Business of the Company and its Affiliates anywhere in the world or undertake any planning for any business competitive with the Business of the Company and its Affiliates. For the purposes of this Section 9, the "Business of the Company and its Affiliates" shall include all Products, including without limitation (i) immune modulating agents that are protease inhibitors, (ii) immune modulating agents that are chemically synthesized homo and hetero bivalent or multivalent conjugates that are designed to induce the association or aggregation of T-cell surface receptors and that include as one component a protease inhibitor, (iii) agents that bind to Dipeptidyl Peptidase IV (DPP IV), a membrane anchored ecto-protease identified as the leukocyte antigen CD26 and also called CD26, adenosine deaminase binding protein (ADAbp) and thymocyte activation molecule (THAM), (iv) agents that bind to fibroblast activation protein (FAP), and (v) all products described and claimed in any patent application or issued patent owned or licensed by the Company or any of its Affiliates, and the Executive's undertaking shall encompass all items, products and services that may be used in substitution for the Products. The foregoing will not prevent the Executive from owning 2% or less of the publicly-traded securities of any corporation. The foregoing also will not prevent the Executive's practice of law during the Non-Competition Period, it being expressly understood, however, that this exception does not permit the Executive during the Non-Competition Period to provide non-legal services, including without limitation executive, managerial or administrative services, for a Person who competes with the Business of the Company and its Affiliates.

          (b) The Executive further agrees that while he is employed by the Company and during the Non-Competition Period, the Executive will not hire or attempt to hire any employee of the Company or any of its Affiliates, assist in such hiring by any Person, encourage any such employee to terminate his or her relationship with the Company or any of its Affiliates, or solicit or encourage any independent contractor doing business with the Company or any of its Affiliates to terminate or diminish its relationship with them.

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     10.  Enforcement of Covenants. The Executive acknowledges that he has carefully read and considered all the terms and conditions of this Agreement, including without limitation the restraints imposed upon him pursuant to Sections 7, 8 and 9 hereof. The Executive agrees that said restraints are necessary for the reasonable and proper protection of the Company and its Affiliates and that each and every one of the restraints is reasonable in respect to subject matter, length of time and geographic area. The Executive further acknowledges that, were he to breach any of the covenants contained in Sections 7, 8 or 9 hereof, the damage to the Company and its Affiliates would be irreparable. The Executive therefore agrees that the Company and its Affiliates, in addition to any other remedies available to them, shall be entitled to preliminary and permanent injunctive relief against any breach or threatened breach by the Executive of any of said covenants. The parties further agree that, in the event that any provision of Section 7, 8 or 9 hereof shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, such provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law.

     11. Conflicting Agreements. The Executive hereby represents and warrants that the execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which the Executive is a party or is bound and that the Executive is not now subject to any covenants against competition or similar covenants or any court order or other legal obligation that would affect the performance of his obligations hereunder. The Executive will not disclose to or use on behalf of the Company any proprietary information of a third party without such party's consent.

     12. Definitions. Words or phrases which are initially capitalized or are within quotation marks shall have the meanings provided in this Section 12 and as provided elsewhere in this Agreement. For purposes of this Agreement, the following definitions apply:

          (a) "Affiliates" means all persons and entities directly or indirectly controlling, controlled by or under common control with the Company, where control may be by either management authority or equity interest.

          (b) "Confidential Information" means any and all information of the Company and its Affiliates that is not generally known by others with whom any of them competes or does business, or with whom any of them plans to compete or do business and any and all information, publicly known in whole or in part or not, which, if disclosed by the Company or any of its Affiliates would assist in competition against them. Confidential Information includes without limitation such information relating to (i) the development, research, testing, manufacturing, marketing and financial activities of the Company and its Affiliates, (ii) the Products, (iii) the costs, sources of supply, financial performance and strategic plans of the Company and its Affiliates, (iv) the identity and special needs of the customers of the Company and its Affiliates and (v) the people and organizations with whom the Company and its Affiliates have business relationships and the nature and substance of those relationships. Confidential Information also includes any information that the Company or any of its Affiliates has received,

                                       -11
or may receive hereafter, belonging to customers or others with any understanding, express or implied, that the information would not be disclosed.

          (c) "Intellectual Property" means inventions, discoveries, developments, methods, processes, compositions, works, concepts and ideas (whether or not patentable or copyrightable or constituting trade secrets) (i) that are conceived, made, created, developed or reduced to practice by the Executive (whether alone or with others, whether or not during normal business hours or on or off Company premises) at any time during the Executive's employment or other associations with the Company, whether before or after the Effective Date, that relate to either the Products or any prospective activity of the Company or any of its Affiliates or that make use of Confidential Information or (ii) that, although conceived, made, created, developed or reduced to practice by the Executive prior to the Executive's employment or other associations with the Company, have been incorporated by the Executive into any of the Products.

          (d) Except as otherwise provided for purposes of the definition of "Change of Control" set forth in Section 5(g)(iii) above, "Person" means an individual, a corporation, a limited liability company, an association, a partnership, an estate, a trust and any other entity or organization, other than the Company or any of its Affiliates.

          (e) "Products" mean all products planned, researched, developed, tested, manufactured, sold, licensed, leased or otherwise distributed or put into use by the Company or any of its Affiliates, together with all services provided or planned by the Company or any of its Affiliates, during the Executive's employment.

     13. Withholding. All payments made by the Company under this Agreement shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law.

     14. Assignment. Neither the Company nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement without the consent in the event that the Executive is transferred to a position with any of the Affiliates or in the event that the Company shall hereafter affect a reorganization, consolidate with, or merge into, any other Person or transfer all or substantially all of its properties or assets to any other Person. This Agreement shall inure to the benefit of and be binding upon the Company and the Executive, their respective successors, executors, administrators, heirs and permitted assigns.

     15. Severability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

                                       -12

     16. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

     17. Notices. Any and all notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be effective when delivered in person or deposited in the United States mail, postage prepaid, registered or certified, and addressed to the Executive at his last known address on the books of the Company or, in the case of the Company, at its principal place of business, attention of the President and CEO, or to such other address as either party may specify by notice to the other actually received.

     18. Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior communications, agreements and understandings, written or oral, with respect to the terms and conditions of the Executive's employment, excluding the Plan.

     19. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by an expressly authorized representative of the Company.

     20. Headings. The headings and captions in this Agreement are for convenience only and in no way define or describe the scope or content of any provision of this Agreement.

     21. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

     22. Governing Law. This is a Massachusetts contract and shall be construed and enforced under and be governed in all respects by the laws of the Commonwealth of Massachusetts, without regard to the conflict of laws principles thereof.

     IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company, by its duly authorized representative, and by the Executive, as of the date first above written.

THE EXECUTIVE:                     THE COMPANY


/s/ Michael P. Duffy               By:      /s/ Donald A. Kiepert, Jr.
--------------------                        --------------------------
    Michael P. Duffy                            Donald A. Kiepert, Jr.

                                   Title:   President & Chief Executive Officer

                                       -13